Exhibit 10.2

AMENDMENT NO. 3

TO

LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 3 (this “Amendment”), dated as of April 3, 2006, by and among K-SEA OPERATING PARTNERSHIP L.P. (the “Borrower”), the several financial institutions party hereto (the “Lenders”), KEYBANK NATIONAL ASSOCIATION, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”) and as collateral trustee for the Lenders, and LASALLE BANK, NATIONAL ASSOCIATION, as syndication agent.

RECITALS

A.                                   Borrower, the Lenders and the Administrative Agent are parties to a Loan and Security Agreement, dated as of March 24, 2005 (as heretofore amended, and as it may be further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). Unless otherwise defined herein, all capitalized terms used herein or in the Acknowledgement and Consent annexed hereto shall have the meanings ascribed to them in the Loan Agreement.

B.                                     Borrower has requested that the Administrative Agent and the Lenders consent to the release by the Collateral Trustee of its Lien on certain Pool Vessels in connection with the incurrence by Borrower of certain indebtedness to be secured by a preferred ship mortgage on such Pool Vessels.

C.                                     Borrower has advised the Administrative Agent and the Lenders that it desires to amend the Loan Agreement in certain respects, to, among other things, decrease the aggregate Commitments of the Lenders.

D.                                    The Administrative Agent has advised Borrower that the Lenders are willing to agree to its requests to amend the Loan Agreement on the terms and subject to the conditions set forth in this Amendment.

Accordingly, in consideration of the foregoing, the parties hereto hereby agree as follows:

1.                                       CHANGE IN COMMITMENTS.

(a)                                  Commitments. From and after the Amendment No. 3 Effective Date, the Commitment of each Lender shall be the amount set forth opposite such Lender’s name on Schedule 2.01 to the Loan Agreement (as amended hereby and attached hereto as Exhibit A) under the caption “Commitment” as such amount may be increased or reduced pursuant to the terms of the Loan Agreement, and such amount (if changed) shall supersede and be deemed to amend the amount of such Lender’s Commitment as set forth on Schedule 2.01 to the Loan Agreement as in effect on the Amendment No. 2 Effective Date.

(b)                                 Adjustment of Outstanding Loans. If any Loans are outstanding under the Loan Agreement on the Amendment No. 3 Effective Date, the Lenders shall on the Amendment No. 3 Effective Date, at the direction of the Administrative Agent, make appropriate adjustments among themselves in order to insure that the amount (and type) of the Loans outstanding to Borrower from each Lender under the Loan Agreement (as of the Amendment No. 3 Effective Date) are proportionate to the aggregate amount of all of the Commitments, after giving effect to the decrease in the Maximum Amount and decrease in the amount of the Commitments of each of the Lenders. Borrower agrees and consents to the terms of this Section 1(b).

2.                                       RELEASE OF POOL VESSELS.

(a)                                  Consent to Release.                                     Each of the Lenders hereby consents to (i) the release by the Collateral Trustee of the Pool Vessels described on Exhibit B from the Lien of the Mortgage and the other Loan Documents (including, without limitation, all earnings and insurances related thereto) and (ii) the execution, delivery and/or filing or recording by the Collateral Agent of all instruments, documents and agreements deemed by the Collateral Agent as necessary or appropriate to effectuate such release.

(b)                                 Limitation of Release.                         The Consent set forth in this Section 2 is limited to the Pool Vessels described on Exhibit B and shall not be deemed to be a consent to the release of the Lien of the Collateral Agent on any other Pool Vessel or a waiver of any violations of any provision of the Loan Agreement or any other Loan Document.

3.                                       AMENDMENTS TO LOAN AGREEMENT.

(a)                                  Additional Definitions. Section 1.01 of the Loan Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:

“Amendment No. 3” means Amendment No. 3 to Loan and Security Agreement, dated as of April 3, 2006, among Borrower, the Lenders party thereto and the Administrative Agent.

“Amendment No. 3 Effective Date” means April 3, 2006.

(b)                                 Amendments to Definitions.

(i)                                     Adjusted LIBOR Rate. Section 1.01 of the Loan Agreement is hereby amended by deleting the definition of “Adjusted LIBOR Rate” in its entirety and substituting the following therefor:

“Adjusted LIBOR Rate” means, with respect to any LIBOR Loan for any Interest Period, an interest rate per annum equal to (a) LIBOR for such Interest Period multiplied by (b) the Statutory Reserve Rate.

(ii)                                  Applicable Margin. Section 1.01 of the Loan Agreement is hereby amended by deleting the definition of “Applicable Margin” in its entirety and substituting the following therefor:

 “Applicable Margin” means, at all times during the applicable periods set forth below: (a) with respect to Base Rate Loans, the percentage set forth below under the heading “Base Rate Margin” and adjacent to such period, (b) with respect to LIBOR Loans, the percentage set forth below under the heading “LIBOR Margin” and adjacent to such period and (c) with respect to the Commitment Fees, the percentage set forth below under the heading “Commitment Fee Margin” and adjacent to such period:

Period		Applicable Margin
When the Total Funded Debt to EBITDA Ratio is greater than or equal to	And less than	Base Rate Margin	LIBOR Margin	Commitment Fee Margin
3.50:1.00		0.250%	1.825%	0.300%
3.00:1.00	3.50:1.00	0.000%	1.575%	0.200%
2.50:1.00	3.00:1.00	0.000%	1.325%	0.200%
2.00:1.00	2.50:1.00	0.000%	1.075%	0.150%
	2.00:1.00	0.000%	0.825%	0.150%

Changes in the Applicable Margin resulting from a change in the Total Funded Debt to EBITDA Ratio shall be based upon the certificate most recently delivered under Section 6.01(b) and shall become effective on the first day of the month immediately succeeding the date such certificate is required to be delivered to the Administrative Agent pursuant to Section 6.01(b). Notwithstanding anything to the contrary in this definition, if Borrower shall fail to deliver to the Administrative Agent such a certificate on or prior to any date required by Section 6.01(b), the Total Funded Debt to EBITDA Ratio shall be deemed to be greater than 3.50:1.00 from and including such date to the first day of the month immediately succeeding the date of delivery to the Administrative Agent of such certificate.

(iii)                               Fixed Charge Coverage Ratio. Section 1.01 of the Loan Agreement is hereby amended by deleting the definition of “Fixed Charge Coverage Ratio” in its entirety and substituting the following therefor:

“Fixed Charge Coverage Ratio” means, at any date of determination, the ratio of (a) EBITDA less Maintenance CAPEX divided by (b) Fixed Charges, in each case for the four fiscal quarter period ending on such date or, if such date is not the last day of a fiscal quarter, for the immediately preceding four fiscal quarter period; provided, that, for any such determination EBITDA shall be adjusted to include, for the relevant four fiscal quarter period, pro forma EBITDA in an amount reasonably acceptable to the Administrative Agent respecting any vessel or business acquisition for which debt service is incurred and included in Fixed Charges.

(iv)                              Maximum Amount. Section 1.01 of the Loan Agreement is hereby amended by deleting the definition of “Maximum Amount” in its entirety and substituting the following therefor:

“Maximum Amount” means, with respect to the Facility, Seventy-five Million Dollars ($75,000,000.00), as such amount may be increased in the aggregate in accordance with Section 2.18 hereof or decreased in the aggregate in accordance with Section 2.07.

(c)                                  Increase of Commitments. Section 2.18(a) of the Loan Agreement is hereby amended by deleting the first sentence thereof in its entirety and substituting the following therefor:

Provided that no Default or Event of Default has occurred and is continuing, Borrower may, at any time and from time to time, provide a written request to the Administrative Agent to increase the Commitments of the Facility by up to an aggregate maximum amount of Twenty-five Million Dollars ($25,000,000.00).

(d)                                 Vessels. Section 4.16(a) of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

(a)                                  Set forth on Schedule 1.01 (attached to Amendment No. 3 as Exhibit C) is a complete and accurate list, as of the Amendment No. 3 Effective Date, of all Pool Vessels, showing as of the Amendment No. 3 Effective Date with respect to each such Pool Vessels the following:  (i) the name of each Pool Vessel and (ii) the name of the Registered Owner of the Pool Vessels.

(e)                                  Fixed Charge Coverage Ratio. Section 7.01 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

Section 7.01                            Fixed Charge Coverage Ratio.                              Borrower shall not permit the Fixed Charge Coverage Ratio as of the end of any fiscal quarter to be less than 1.85 to 1.00.

(f)                                    Total Funded Debt to Tangible Capitalization Ratio. Section 7.02 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

Section 7.02                            Total Funded Debt to Tangible Capitalization Ratio. Borrower shall not permit the Total Funded Debt to Tangible Capitalization Ratio as of the end of any fiscal quarter to be greater than 0.65 to 1.00.

(g)                                 Commitments. Schedule 2.01 to the Loan Agreement is hereby deleted in its entirety and Exhibit A to this Amendment substituted therefor.

(h)                                 Pool Vessels. Schedule 1.01 to the Loan Agreement is hereby deleted in its entirety and Exhibit C to this Amendment substituted therefor.

(i)                                     General. All references to “this Agreement” in the Loan Agreement and to “the Loan Agreement” in the other Loan Documents shall be deemed to refer to the Loan Agreement as amended hereby.

4.                                       CONDITIONS TO EFFECTIVENESS. This Amendment shall be effective upon the satisfaction of each of the following conditions:

(a)                                  The Administrative Agent (or its counsel) shall have received from each party hereto either (x) a counterpart of this Amendment signed on behalf of such party or (y) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment.

(b)                                 The Lenders shall be reasonably satisfied that no material adverse change in the business, assets, operations, properties, condition (financial or otherwise), liabilities (including contingent liabilities) or material agreements of Borrower and its Subsidiaries has occurred since June 30, 2005.

(c)                                  There shall be no injunction, writ, preliminary restraining order or other order of any nature issued by any Governmental Authority in any respect affecting the transactions provided for in this Amendment and no action or proceeding by or before any Governmental Authority shall have been commenced and be pending or, to the knowledge of Borrower, threatened, seeking to prevent or delay the transactions contemplated by this Amendment or challenging any other terms and provisions hereof or thereof or seeking any damages in connection herewith or therewith.

(d)                                 The representations and warranties contained in the Loan Agreement shall be true and correct in all material respects, except to the extent such representations and warranties relate to an earlier date and, after giving effect to (i) the consent set forth in Section 2 hereof and (ii) the amendments set forth in Section 3 hereof, no Default or Event of Default shall exist.

(e)                                  The Administrative Agent shall have received (i) for the account of the Lenders party hereto pro rata in accordance with their respective Commitments (after giving effect to the reduction of the Commitments pursuant to Section 1), payable on the Amendment No. 3 Effective Date, an amendment fee equal to the product of 0.10% multiplied by the Maximum Amount (after giving effect to the reduction of the Commitments pursuant to Section 1) and (ii) all other amounts due and payable on or prior to the Amendment No. 3 Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by Borrower hereunder.

(f)                                    All legal matters with respect to and all legal documents (including, but not limited to, the Loan Documents) executed in connection with the transactions contemplated by this Amendment shall be satisfactory to counsel for the Administrative Agent.

(g)                                 Borrower shall have paid the reasonable fees and disbursements of counsel to the Administrative Agent and the Lenders in connection with this Amendment.

The Administrative Agent shall notify Borrower and the Lenders of the Amendment No. 3 Effective Date, and such notice shall be conclusive and binding.

5.                                       REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

(a)                                  The representations and warranties set forth in the Loan Documents are true and correct in all material respects as of the date hereof and with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties relate to an earlier date.

(b)                                 No Default or Event of Default and no event or condition which, with the giving of notice or lapse of time or both, would constitute such a Default or Event of Default, now exists or would exist.

(c)                                  (i)  The execution, delivery and performance by Borrower of this Amendment is within its organizational powers and have been duly authorized by all necessary action (corporate or otherwise) on the part of Borrower, (ii) this Amendment is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, and (iii) neither this Amendment nor the execution, delivery and performance by Borrower hereof: (A) contravenes the terms of Borrower’s organization documents, (B) conflicts with or results in any breach or contravention of, or the creation of any Lien under, any document evidencing any contractual obligation to which Borrower is a party or any order, injunction, writ or decree to which Borrower or its property is subject, or (C) violates any requirement of law.

6.                                       EFFECT; NO WAIVER.

(a)                                  Borrower hereby (i) reaffirms and admits the validity and enforceability of the Loan Documents and all of its obligations thereunder and (ii) agrees and admits that it has no existing defenses to or offsets against any such obligation. Except as specifically set forth herein, the Loan Agreement and the other Loan Documents shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any existing or future Default or Event of Default, whether known or unknown or any right, power or remedy of the Administrative Agent or the Lenders under the Loan Agreement, nor constitute a waiver of any provision of the Loan Agreement, except as specifically set forth herein.

(b)                                 Borrower hereby (i) reaffirms all of its agreements and obligations under the Loan Documents, (ii) reaffirms that all Obligations of Borrower under or in connection with the Loan Agreement as amended hereby are “Obligations” as that term is defined in the Loan Documents and (iii) reaffirms that all such Obligations continue to be secured by the Loan Documents, which remain in full force and effect and are hereby ratified and confirmed.

7.                                       MISCELLANEOUS.

(a)                                  Borrower shall pay the Administrative Agent upon demand for all reasonable expenses, including reasonable attorneys’ fees and expenses of the Administrative Agent, incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment.

(b)                                 THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS, BUT INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) AND DECISIONS OF THE STATE OF NEW YORK.

(c)                                  This Amendment shall be binding upon Borrower, the Administrative Agent and the Lenders and their respective successors and assigns, and shall inure to the benefit of Borrower, the Administrative Agent and the Lenders and the respective successors and assigns of the Administrative Agent and the Lenders.

(d)                                 This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

[Signature pages follow.]

AS EVIDENCE of the agreement by the parties hereto to the terms and conditions herein contained, each such party has caused this Amendment to be executed on its behalf.

K-SEA OPERATING PARTNERSHIP L.P., by its general partner K-Sea OLP GP, LLC, as Borrower

By:	/s/ John J. Nicola
Name: John J. Nicola
Title: Chief Financial Officer

K-SEA OPERATING PARTNERSHIP AMENDMENT NO. 3 SIGNATURE PAGE

KEYBANK NATIONAL ASSOCIATION, for itself as Lender, and as Administrative Agent and as Collateral Trustee

By:	/s/ Steven B. Vitale
Name: Steven B. Vitale
Title: Senior Vice President

LASALLE BANK NATIONAL ASSOCIATION, as Syndication Agent and Lender

By:	/s/ Kathleen L. Ross
Name: Kathleen L. Ross
Title: Senior Vice President

CITIZENS BANK OF PENNSYLVANIA

By:	/s/ Devon Starks
Name: Devon Starks
Title: Senior Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Stephen Karp
Name: Stephen Karp
Title: Vice President

ACKNOWLEDGEMENT AND CONSENT

Each of the undersigned Guarantors hereby (1) consents to the execution and delivery by Borrower of the foregoing Amendment No. 3; (2) agrees that the definition of “Obligations” (and any other term referring to the indebtedness, liabilities and obligations of Borrower to the Administrative Agent or any of the Lenders) in the Parent Guaranty or its Subsidiary Guaranty, as the case may be, and the other Loan Documents shall include the Indebtedness of Borrower under the foregoing Amendment No. 3; (3) agrees that the definition of “Loan Agreement” in the Parent Guaranty or its Subsidiary Guaranty, as the case may be, and the other Loan Documents to which it is a party is hereby amended to mean the Loan Agreement as amended by the foregoing Amendment No. 3; (4) reaffirms its continuing liability under the Parent Guaranty or its Subsidiary Guaranty, as the case may be (as modified hereby); (5) reaffirms all of its agreements and obligations under the Loan Documents to which it is a party; (6) reaffirms that all Obligations of Borrower under or in connection with the Loan Agreement as amended by the foregoing Amendment No. 3 are “Obligations” as that term is defined in the Parent Guaranty or its Subsidiary Guaranty, as the case may be; (7) reaffirms that all such Obligations continue to be secured by the Loan Documents to which it is a party, which remain in full force and effect and are hereby ratified and confirmed; and (8) confirms and agrees that it is a Guarantor and that the Parent Guaranty or its Subsidiary Guaranty, as the case may be, and the other Loan Documents to which it is a party are, and shall continue to be, in full force and effect in accordance with their respective terms.

K-SEA TRANSPORTATION PARTNERS L.P.

By:	/s/ John J. Nicola
Name: John J. Nicola
Title: Chief Financial Officer

K-SEA TRANSPORTATION INC.

By:	/s/ John J. Nicola
Name: John J. Nicola
Title: Chief Financial Officer

SEA COAST TRANSPORTATION LLC

By:	/s/ John J. Nicola
Name: John J. Nicola
Title: Chief Financial Officer

EXHIBIT A

TO

AMENDMENT NO. 3 TO LOAN AGREEMENT

SCHEDULE 2.01

Amendment No. 3 Effective Date Commitments

Lender	Commitment
KeyBank National Association	$24,193,548.39
LaSalle Bank National Association	$19,354,838.71
Citizens Bank of Pennsylvania	$17,903,225.81
Wachovia Bank, National Association	$13,548,387.09
Aggregate Commitments	$75,000,000.00